The Money Store Asset Backed Certificate Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03 9

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Applied	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH	60934YAP5	1.55000%	155,250,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

MH-1	60934YAV2	1.83000%	16,750,000.00	16,750,000.00	24,692.29	0.00	0.00	24,692.29	16,750,000.00
Factors per Thousand					1.47416657	0.00000000		1.47416657	1000.00000000

MH-2	60934YAW0	2.03000%	15,250,000.00	15,250,000.00	24,937.99	0.00	0.00	24,937.99	15,250,000.00
Factors per Thousand					1.63527803	0.00000000		1.63527803	1,000.00000000

BH	60934YAX8	3.13000%	12,750,000.00	7,560,580.11	19,063.16	0.00	1,711,286.18	19,063.16	5,849,293.93
Factors per Thousand					1.49514980	0.00000000		1.49514980	458.76815137

Pool			200,000,000.00	39,560,580.11	68,693.44	0.00	1,711,286.18	68,693.44	37,849,293.93
Totals					1.73641134	0.00000000		1.73641134	189.24646965

X	n/a	0.00000%	0.00	0.00	1,921,653.23	0.00	0.00	1,921,653.23	0.00

Totals			200,000,000.00	39,560,580.11	1,990,346.67	0.00	1,711,286.18	1,990,346.67	37,849,293.93

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03 9

Certificate Information

				Unreimbursed
	Interest	Carry Forward	Applied Realized	Applied Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount

AH	0.00	0.00	0.00	0.00	0.00
MH-1	24,692.29	0.00	0.00	0.00	0.00
MH-2	24,937.99	0.00	0.00	0.00	0.00
BH	19,063.16	0.00	1,711,286.18	0.00	0.00

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03 9

Schedule of Remittance

Aggregate Amount Received	2,039,687.29
(Contingency Fee)	(8,064.41)
(Escrow)	(16,210.44)
(Late Charges)	(22,777.05)
(Servicer Fee)	(8,064.42)
(Unreimbursed Monthly Advance)	0.00
Monthly Advance	8,630.94

(46,485.38)
Available Remittance Amount	1,993,201.91

Fees

Contingency Fee	8,064.41
Expense Account	659.34
FHA Premium Account	2,195.90
Servicer Fee	8,064.42
Trust Administrator Fee	478.02
FHA Custodian Fee	16.48
Reimbursable to the Servicer — FHA Account	776.43

Prior Three Months Weighted Average Mortgage InteresCt Rates

12/02	1/03	2/03

12.924%	12.925%	12.933%

EXHIBIT L

Outstanding Balance	37,849,293.93
# Accounts	2,255

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	381	6,941,374.43	18.34%
Delinquent 30-59 Days	86	1,522,555.10	4.02%
Delinquent 60-89 Days	32	643,124.92	1.70%
Delinquent 90 and over	37	785,576.77	2.08%
Loans in Foreclosure	51	1,085,437.12	2.87%
REO Property	8	157,682.65	0.42%

Totals	595	11,135,750.99	29.42%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 03/31/03 Determination Date: 04/10/03 Distribution Date: 04/15/03 9

Collateral Information

Accelerated Principal Distribution		340,231.09
Adjusted Mortgage Interest Rate		12.337%
Aggregate Beginning Principal Balance of Loans		39,560,580.11
Aggregate Ending Principal Balance of Loans		37,849,293.93
Available Maximum Subordination Amount		10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)		1,921,653.23
Compensating Interest		120.90
Curtailments		25,118.66
Excess and Monthly Payments		162,130.98
FHA Payments and Related Payments Received		0.00
FHA Claims Filed During the Due Period		0.00
FHA Claims Paid during the Due Period		0.00
FHA Claims Denied by FHA During the Period		0.00
FHA Claims Pending by FHA during the Period		23,332.34
FHA Cumulative Claims Paid		2,114,693.99
Interest Received		417,081.76
Libor		1.28000%
Monthly Excess Spread Percentage		100.000%
Net Funds Cap		12.404%
Supplemental Account Interest Payment For:
Class AH		0.00
Class MH-1		0.00
Class MH-2		0.00
Class BH		0.00
Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		0.00
SECTION 5.04 (f)(i)		16,128.83
Principal Prepayments (Number / Amount)	75	1,328,483.92
Realized Losses (Current / Cumulative)	195,552.62	32,584,387.31
Reimbursed Applied Realized Loss		0.00
Reserve Amount		0.00
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		0.00
WAC		12.924%
WAM		180.95
Class Adjusted Mortgage Loan Remittance Rate		2.131%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152